Exhibit 99.1

Contact: The Foristall Company, Inc. Thomas F. Curtin Tel: (610)398-3022 Fax: (610)530-7781 email:foristal@aol.com	Company: Michael J. Fitzpatrick Chief Financial Officer OceanFirst Financial Corp. Tel: (732)240-4500, ext. 7506 Fax: (732)349-5070 email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES QUARTERLY EARNINGS,

CONTINUATION OF QUARTERLY DIVIDEND AND

ACQUISITION OF CONSUMER DIRECT LENDING UNIT

TOMS RIVER, NEW JERSEY, July 22, 2004…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced diluted earnings per share of $.32 and $.67 for the quarter and six months ended June 30, 2004. The Company also announced that its Board of Directors had declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended June 30, 2004—to be paid on August 13, 2004, to shareholders of record on July 30, 2004.

In making today’s announcement John R. Garbarino, Chairman, President and Chief Executive Officer said, “On behalf of the Board of Directors, I am pleased to announce our thirtieth consecutive quarterly cash dividend reflecting an attractive 3.50% yield on our common stock. We are also pleased to report healthy increases in loans receivable and deposits. During the second quarter loans receivable increased by $42.9 million, a 12.4% annualized rate, and deposits increased $52.4 million, an 18.5% annualized rate.”

The Company also announced that, on July 15, 2004, Columbia Equities, Ltd., the mortgage banking subsidiary of OceanFirst Bank, completed the acquisition of a consumer direct lending operation based in Kenilworth, New Jersey. The unit specializes in the origination of conventional and non-conforming mortgage loans through marketing agreements with high profile Internet based lead generators. The acquisition is expected to increase Columbia’s production capability by $200 million annually and be immediately accretive to earnings.

Robert Pardes, President of Columbia Equities, Ltd. said, “The unit has operated under the same management team since 1989 and has a long history of successfully employing internet and non-internet based consumer direct marketing strategies throughout the interest rate cycle. This production channel complements the existing retail and wholesale origination channels of Columbia. The modest acquisition cost represents an excellent value and opportunity considering the earnings history and potential of the unit.”

Mr. Garbarino added “This acquisition is part of a larger initiative to strengthen residential production and related revenues to 2003 levels at a time when most lenders are experiencing an extended period of decline in this business line following the refinance driven market of the last few years. We expect to add additional production capacity with the expected third quarter opening of a residential/commercial loan production office in Monmouth County. With the completion of these initiatives, the residential business line will be stabilized and positioned to grow along with the growth experienced in the commercial portfolio. The challenge remains for the Company to marshal resources and focus on growing our retail franchise.”

Results of Operations

Net interest income for the three and six months ended June 30, 2004 decreased to $13.5 million and $27.3 million, respectively, as compared to $14.9 million and $30.3 million, respectively, in the same prior year periods. For each period in 2004, average interest earning assets increased while the net interest margin declined as compared to the same prior year periods. The net interest margin decreased to 3.14% and 3.25%, respectively, for the three and six months ended June 30, 2004 from 3.59% and 3.66%, respectively, in the same prior year periods. The yield on interest-earning assets decreased to 5.16% and 5.26%, respectively, as compared to 5.86% and 6.01%, respectively, for the same prior year periods. High loan prepayment levels over the past year resulted in a significant decrease in the rate earned on mortgage-related assets. Additionally, the yield on the Company’s Federal Home Loan Bank of New York stock declined to 1.37% and 1.40%, respectively, for the three and six months ended June 30, 2004 as compared to 5.24% and 5.28%, respectively, for the same prior year periods, due to a reduction in the dividend payout.

The cost of interest-bearing liabilities decreased to 2.22% for the three and six months ended June 30, 2004, as compared to 2.52% and 2.61%, respectively, in the same prior year periods. Funding costs benefited from the Company’s focus on lower cost core deposit growth. Core deposits (including non-interest bearing deposits) represented 66.8% and 66.7%, respectively, of average deposits for the three and six months ended June 30, 2004 as compared to 63.5% and 62.2%, respectively, for the same prior year periods.

Other income increased to $4.5 million and $9.2 million for the three and six months ended June 30, 2004, respectively, from $3.8 million and $7.5 million, respectively, in the same prior year periods. For the three and six months ended June 30, 2004, the Company recorded gains of $2.0 million and $4.4 million, respectively, on the sale of loans and securities, as compared to gains of $2.9 million and $5.4 million, respectively, in the same prior year periods. For the six months ended June 30, 2003, the gain on sales of loans and securities includes a gain of $323,000, on the sale of equity securities. Loan servicing income increased by $1.6 million and $2.8 million, respectively, for the three and six months ended June 30, 2004, as compared to the same prior year periods due to the recognition of impairments to the loan servicing asset of $1.2 million and $2.2 million, respectively, for the three and six months ended June 30, 2003.

Operating expenses amounted to $11.7 million and $23.1 million, respectively, for the three and six months ended June 30, 2004, as compared to $10.8 million and $21.4 million, respectively, for the corresponding prior year periods. The increases were due to the significant reduction in mortgage loan closings as refinance activity declined from year ago levels. Higher loan closings in the earlier periods increased deferred loan expense which were reflected as a reduction to compensation expense.

Financial Condition

Loans receivable net, increased by $34.0 million at June 30, 2004 as compared to December 31, 2003. Commercial loans outstanding increased $17.5 million, or 13.5% on an annualized basis.

Deposits increased $43.5 million to $1,187.7 million at June 30, 2004 from $1,144.2 million at December 31, 2003. Core deposits grew $19.0 million while time deposits increased $24.5 million.

Stockholders’ equity increased by $826,000 to $135.5 million at June 30, 2004 as compared to $134.7 million at December 31, 2003. For the six months ended June 30, 2004, 392,254 common shares were repurchased at a total cost of $9.5 million. Under the 10% repurchase program authorized by the Board of Directors in October 2003, 1,032,140 shares remain to be purchased as of June 30, 2004. The cost of share repurchases was offset by net income and proceeds from stock option exercises and related tax benefit.

Asset Quality

The Company’s non-performing assets totaled $3.6 million at June 30, 2004 as compared to $2.4 million at December 31, 2003 with the increase relating to one non-performing commercial loan with an outstanding balance of $1.1 million which the Company had previously classified as substandard at December 31, 2003. For the six months ended June 30, 2004 the Company realized a net loan loss recovery of $49,000.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.9 billion in assets and seventeen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	June 30, 2004	December 31, 2003	June 30, 2003
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$48,809	$36,172	$42,009
Investment securities available for sale	83,906	80,458	78,306
Federal Home Loan Bank of New York stock, at cost	23,760	19,220	19,050
Mortgage-backed securities available for sale	145,225	86,938	132,699
Loans receivable, net	1,423,250	1,389,220	1,334,586
Mortgage loans held for sale	58,948	33,207	79,681
Interest and dividends receivable	6,234	5,477	6,605
Real estate owned, net	—	252	—
Premises and equipment, net	16,186	16,473	17,153
Servicing asset	7,792	7,473	6,171
Bank Owned Life Insurance	34,593	33,948	33,198
Other assets	8,643	8,571	11,378

Total assets	$1,857,346	$1,717,409	$1,760,836

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,187,663	$1,144,205	$1,170,531
Securities sold under agreements to repurchase with retail customers	41,169	36,723	53,143
Securities sold under agreements to repurchase with the Federal Home Loan Bank	114,000	70,000	115,000
Federal Home Loan Bank advances	361,200	314,400	266,000
Advances by borrowers for taxes and insurance	6,944	6,152	7,266
Other liabilities	10,882	11,267	14,107

Total liabilities	1,721,858	1,582,747	1,626,047

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 13,244,214, 13,350,999 and 13,614,900 shares outstanding at June 30, 2004, December 31, 2003, and June 30, 2003, respectively	272	272	272
Additional paid-in capital	192,161	189,615	187,308
Retained earnings	153,250	150,804	146,430
Accumulated other comprehensive loss	(2,464)	(3,400)	(4,142)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(9,281)	(9,911)	(10,579)
Treasury stock, 13,933,158, 13,826,373 and 13,562,472 shares at June 30, 2004, December 31, 2003 and June 30, 2003, respectively	(198,450)	(192,718)	(184,500)

Total stockholders’ equity	135,488	134,662	134,789

Total liabilities and stockholders’ equity	$1,857,346	$1,717,409	$1,760,836

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Interest income:
Loans	$20,405	$22,153	$40,593	$44,899
Mortgage-backed securities	1,194	1,386	2,050	2,822
Investment securities and other	546	774	1,532	2,021

Total interest income	22,145	24,313	44,175	49,742

Interest expense:
Deposits	3,490	4,438	6,976	9,672
Borrowed funds	5,147	4,974	9,931	9,782

Total interest expense	8,637	9,412	16,907	19,454

Net interest income	13,508	14,901	27,268	30,288

Provision for loan losses	50	250	100	625

Net interest income after provision for loan losses	13,458	14,651	27,168	29,663

Other income:
Loan servicing income (loss)	83	(1,497)	145	(2,688)
Fees and service charges	2,084	2,041	4,020	3,866
Net gain on sales of loans and securities available for sale	2,028	2,898	4,359	5,402
Net income (loss) from other real estate operations	(3)	(2)	—	109
Other	321	387	658	818

Total other income	4,513	3,827	9,182	7,507

Operating expenses:
Compensation and employee benefits	6,494	5,028	13,183	10,120
Occupancy	919	875	1,793	1,811
Equipment	540	585	1,084	1,176
Marketing	442	548	645	969
Federal deposit insurance	120	140	240	233
Data processing	735	817	1,470	1,532
General and administrative	2,428	2,822	4,694	5,589

Total operating expenses	11,678	10,815	23,109	21,430

Income before provision for income taxes	6,293	7,663	13,241	15,740
Provision for income taxes	2,272	2,716	4,741	5,544

Net income	$4,021	$4,947	$8,500	$10,196

Basic earnings per share	$0.33	$0.40	$0.70	$0.82

Diluted earnings per share	$0.32	$0.38	$0.67	$0.78

Average basic shares outstanding	12,158	12,420	12,161	12,431

Average diluted shares outstanding	12,656	13,075	12,716	13,080

Cash earnings (1)	$4,784	$5,749	$10,116	$11,758

Diluted cash earnings per share	$0.38	$0.44	$0.80	$0.90

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At June 30, 2004	At December 31, 2003	At June 30, 2003
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	7.29%	7.84%	7.65%
Common shares outstanding (in thousands)	13,244	13,351	13,615
Stockholders’ equity per common share	$10.23	$10.09	$9.90
Tangible stockholders’ equity per common share	10.12	9.98	9.79

ASSET QUALITY

Allowance for loan losses	$10,951	$10,802	$10,760
Nonperforming loans	3,565	2,162	2,603
Nonperforming assets	3,565	2,414	2,603
Allowance for loan losses as a percent of total loans receivable	0.73%	0.75%	0.76%
Allowance for loan losses as a percent of nonperforming loans	307.18	499.63	413.37
Nonperforming loans as a percent of total loans receivable	0.24	0.15	0.18
Nonperforming assets as a percent of total assets	0.19	0.14	0.15

	For the three months ended June 30		For the six months ended June 30
	2004	2003	2004	2003
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	0.89%	1.13%	0.96%	1.17%
Return on average stockholders’ equity	11.85	14.69	12.63	15.14
Interest rate spread	2.94	3.34	3.04	3.40
Interest rate margin	3.14	3.59	3.25	3.66
Operating expenses to average assets	2.57	2.48	2.60	2.46
Efficiency ratio	64.80	57.75	63.40	56.70

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended June 30		For the six months ended June 30
	2004	2003	2004	2003
Net income	$4,021	$4,947	$8,500	$10,196
Add: Employee stock plans amortization Expense	856	902	1,802	1,762
Amortization of intangible assets	26	26	52	52
Less: Tax benefit (1)	(119)	(126)	(238)	(252)

Cash earnings	$4,784	$5,749	$10,116	$11,758

Basic cash earnings per share	$.39	$0.46	$.83	$0.95

Diluted cash earnings per share	$.38	$0.44	$.80	$0.90

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At June 30, 2004	At December 31, 2003
Real estate:
One- to four-family	$1,114,700	$1,081,902
Commercial real estate, multi- family and land	214,955	205,066
Construction	14,617	11,274
Consumer	87,466	81,455
Commercial	60,800	53,230

Total loans	1,492,538	1,432,927
Loans in process	(3,170)	(3,829)
Deferred origination costs, net	3,785	4,136
Unearned discount	(4)	(5)
Allowance for loan losses	(10,951)	(10,802)

Total loans, net	1,482,198	1,422,427

Less: mortgage loans held for sale	58,948	33,207

Loans receivable, net	$1,423,250	$1,389,220

Mortgage loans serviced for others	$720,747	$723,303
Loan pipeline	254,817	194,124

	For the three months ended June 30		For the six months ended June 30
	2004	2003	2004	2003
Loan originations	$260,016	$322,131	429,253	598,993
Loans sold	100,147	167,575	189,399	317,549
Net charge-offs (recovery)	—	(57)	(49)	(62)

DEPOSITS

	At June 30, 2004	At December 31, 2003
Type of Account

Non-interest bearing	$111,929	$108,668
NOW	255,537	249,254
Money market deposit	140,855	138,812
Savings	266,995	259,629
Time deposits	412,347	387,842

	$1,187,663	$1,144,205

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTERS ENDED JUNE 30,
	2004			2003
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$10,781	$28	1.04%	$14,987	$43	1.15%
Investment securities	85,477	437	2.04	87,285	478	2.19
FHLB stock	23,659	81	1.37	19,314	253	5.24
Mortgage-backed securities	147,860	1,194	3.23	131,389	1,386	4.22
Loans receivable, net (1)	1,450,303	20,405	5.63	1,406,405	22,153	6.30

Total interest-earning assets	1,718,080	22,145	5.16	1,659,380	24,313	5.86

Non-interest earning assets	96,984			85,370

Total assets	$1,815,064			$1,744,750

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$668,862	959	0.57	$640,137	1,267	0.79
Time deposits	388,212	2,531	2.61	426,176	3,171	2.98

Total	1,057,074	3,490	1.32	1,066,313	4,438	1.66
Borrowed funds	500,461	5,147	4.11	428,576	4,974	4.64

Total interest-bearing liabilities	1,557,535	8,637	2.22	1,494,889	9,412	2.52

Non-interest-bearing deposits	111,841			101,328
Non-interest bearing liabilities	9,940			13,817

Total liabilities	1,679,316			1,610,034
Stockholders’ equity	135,748			134,716

Total liabilities and stockholders’ equity	$1,815,064			$1,744,750

Net interest income		$13,508			$14,901

Net interest rate spread (2)			2.94%			3.34%

Net interest margin (3)			3.14%			3.59%

	FOR THE SIX MONTHS ENDED JUNE 30,
	2004			2003
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$9,957	$50	1.00%	$14,388	$83	1.15%
Investment securities	85,519	1,327	3.10	91,118	1,431	3.14
FHLB stock	22,186	155	1.40	19,212	507	5.28
Mortgage-backed securities	123,739	2,050	3.31	126,789	2,822	4.45
Loans receivable, net (1)	1,437,748	40,593	5.65	1,404,249	44,899	6.39

Total interest-earning assets	1,679,149	44,175	5.26	1,655,756	49,742	6.01

Non-interest earning assets	95,499			83,107

Total assets	$1,774,648			$1,738,863

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$667,169	1,892	0.57	$635,271	2,838	0.89
Time deposits	385,066	5,084	2.64	442,951	6,834	3.09

Total	1,052,235	6,976	1.33	1,078,222	9,672	1.79
Borrowed funds	472,969	9,931	4.20	414,729	9,782	4.72

Total interest-bearing liabilities	1,525,204	16,907	2.22	1,492,951	19,454	2.61

Non-interest-bearing deposits	102,659			94,737
Non-interest bearing liabilities	12,211			16,497

Total liabilities	1,640,074			1,604,185
Stockholders’ equity	134,574			134,678

Total liabilities and stockholders’ equity	$1,774,648			$1,738,863

Net interest income		$27,268			$30,288

Net interest rate spread (2)			3.04%			3.40%

Net interest margin (3)			3.25%			3.66%

(1)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(2)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average interest-earning assets.